Exhibit 4.1
[Front of Certificate]
Not Valid Unless Countersigned by Transfer Agent
Incorporated Under the Laws of the State of
Nevada
WHITE MOUNTAIN TITANIUM CORPORATION

Number	Shares
CUSIP NO. 964509 10 2
Authorized common stock: 100,000,000 shares * Par Value: $.001
THIS CERTIFIES THAT
IS THE RECORD HOLDER OF
     Shares of WHITE MOUNTAIN TITANIUM CORPORATION Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.
Dated:

/s/ Michael P. Kurtanjek	White Mountain
President	Titanium Corporation
Corporate
/s/ Howard Crosby	Seal
Secretary	Nevada
Interwest Transfer Co., Inc., P.O. Box 17136/Salt Lake City, Utah 8411
Countersigned & Registered
[Back of Certificate]
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common	UNI GIFT MIN ACT Custodian
TEN ENT	as tenants by the entireties	(Cust) (Minor)
JT TEN	as joint tenants with right of	under Uniform Gifts to Minors
	survivorship and not as	Act
	tenants in common	(State)

     Additional abbreviations may also be used though not in the above list.
     For Value Received,                                          hereby sell, assign and transfer unto
Please insert social security or other
  identifying number of assignee

(Please print or typewrite name and address, including zip code, of assignee)

                                                                                                                                                                     Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint                                          Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
Notice: The signature of this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever
NOTICE SIGNATURE GUARANTEED:
Signature(s) must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The guaranteeing firm must be a member of the Medallion Guarantee Program.
     Transfer fee will apply.